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                                                                 EXHIBIT 23.1(a)

                    [LETTERHEAD OF COOPERS & LYBRAND L.L.P.]



Consent of Independent Accountants



We consent to the incorporation by reference in the Registration Statement of JumboSports, Inc. on Form S-8 related to the 1989 Stock Incentive Plan of our report dated March 21, 1997, on our audit of the consolidated balance sheet of JumboSports, Inc. and subsidiaries as of January 31, 1997 and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended January 31, 1997, which report is included in the annual report on Form 10-K.


                                        /s/  Coopers & Lybrand L.L.P.
                                        -----------------------------------
                                        Coopers & Lybrand L.L.P.


Tampa, Florida
January 20, 1998